SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported) - January 22, 2001
                                                         ----------------


                              EQUIDYNE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


        Delaware                      0-9922                  04-2608713
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
    of Incorporation)                                      Identification No.)

                238 Littleton Road, Westford, Massachusetts 01886
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (978) 692-6680
                                                           --------------

          (Former Name or Former Address, if changed since last report)


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Item 5. Other Events.

     On January 22, 2001, the Board of Directors of Equidyne Corporation (the "Company") adopted a Stockholder Rights Plan (the "Rights Plan") pursuant to which holders of the Company's Common Stock $.10 par value, outstanding on February 14, 2001, or issued thereafter, will be granted one preferred share purchase right ("Right") on each outstanding share of Common Stock.

     The Rights Plan is designed to protect stockholders' interests by causing substantial dilution to a person or group that attempts to acquire 15% or more of the Company's voting capital stock on terms not approved by the Company's Board of Directors. Due to the substantial dilution that could occur, an acquirer would likely seek approval of the Board of Directors prior to acquiring 15% or more of the Company's outstanding voting securities.

     The Rights would not prevent any merger or other business combination approved by the Board of Directors of the Company. The adoption of the Plan is not in response to any effort to acquire control of the Company.

     Each Right will entitle the registered stockholder to purchase one one-hundredth of a share of Series C Preferred Stock, $.01 par value, of the Company at a purchase price of $40.00 per Right (the "Purchase Price"). The Purchase Price is subject to adjustment from time-to-time to prevent dilution.

     The Rights will become exercisable upon a person or group acquiring 15% or more of the outstanding shares of Common Stock or commencing a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock. Until that time, the Rights will be evidenced by, and will trade with, the shares of Common Stock. The Rights expire on January 21, 2011.

     Upon an acquisition transaction to which the Rights Plan applies, each Right will entitle its holder (other than such person or members of the acquiring group), to purchase, at the Purchase Price, that number of shares of Common Stock which has a market value at that time of twice the Purchase Price.

     In addition, if the Company is not the surviving entity in an applicable acquisition transaction, proper provision will be made so that each Right would thereafter entitle its holder to purchase at the Purchase Price that number of the acquiring company's common shares having a market value at that time of twice the Purchase Price.

     At any time after a person or group acquires more than 15% but less than 50% of the outstanding shares of Common Stock, the Board of Directors of the Company may require each outstanding Right to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock.


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     The Company may redeem the Rights at a redemption price of $0.001 per
Right, at any time until any person or group has acquired 15% or more of the outstanding shares of Common Stock. The Company may amend the Rights Agreement in any respect until any person or group has acquired 15% or more of the outstanding shares of Common Stock. Thereafter, the Company may amend the Rights Agreement in any manner which will not adversely affect the holders of the Rights.

Item 7. Exhibits.

          Exhibit No.                   Description
          -----------                   -----------

          4.1 Rights Agreement, dated January 22, 2001, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent

          4.2 Form of Certificate of Designations of Series C Preferred Stock (Exhibit A to Rights Agreement)

          4.3       Form of Right Certificate (Exhibit B to Rights Agreement)

          4.4 Summary of Rights to Purchase Series C Preferred Stock (Exhibit C to Rights Agreement)

          99        Press Release, dated February 13, 2001


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Equidyne Corporation
                                             --------------------
                                                (Registrant)


                                        By: /s/ Michael T. Pieniazek
                                           ------------------------------------
                                             Michael T. Pieniazek,
                                             Executive Vice President and
                                             Chief Financial Officer

Dated:  February 15, 2001


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                                INDEX TO EXHIBITS
                                -----------------

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4.1       Rights Agreement, dated January 22, 2001, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent
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4.2       Form of Certificate of Designations of Series C Preferred Stock
          (Exhibit A to Rights Agreement)
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4.3       Form of Right Certificate (Exhibit B to Rights Agreement)
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4.4       Summary of Rights to Purchase Series C Preferred Stock (Exhibit C to
          Rights Agreement)
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99        Press Release, dated February 13, 2001
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